UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2021

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-2313	SOUTHERN CALIFORNIA EDISON COMPANY	California	95-1240335

2244 Walnut Grove Avenue
(P.O. Box 800)
Rosemead,	California	91770
(Address of principal executive offices)
(626) 302-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ☐ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ☐ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ☐ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ☐ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01             Entry into a Material Definitive Agreement Term Loan Credit Agreement

On May 10, 2021, Southern California Edison Company ("SCE") entered into a Term Loan Credit Agreement (the "Credit Agreement") with the lenders named therein and Royal Bank of Canada, as administrative agent and green loan structuring agent. The Credit Agreement provides for a $1.248 billion term loan that matures on May 9, 2022, subject to extension at the lenders’ discretion for one additional 364-day period. The term loan may be prepaid in whole or in part without premium or penalty.

SCE used and will use the proceeds of the term loan to finance and refinance (including via repayment of all outstanding indebtedness under and termination of the commitments under SCE’s 364-Day Revolving Credit Agreement and Term Loan Credit Agreement, each dated as of March 11, 2020) certain projects that meet the “Green Loan Principles” set forth by the Asia Pacific Loan Market Association, the Loan Market Association and the Loan Syndications and Trading Association and related fees and expenses consisting of capital investments related to wildfire mitigation. Borrowings under the term loan are subject to mandatory prepayment with the net cash proceeds of any catastrophic wildfire ratepayer protection financing by SCE and its subsidiaries contemplated by California Assembly Bill 1054 (solely to the extent such proceeds are related to catastrophic wildfire mitigation expenses).

Borrowings under the Credit Agreement bear interest at benchmark rates plus a margin that varies with SCE's credit ratings. The Credit Agreement contains customary representations and warranties, covenants and events of default. The Credit Agreement has only one financial covenant, requiring that SCE maintain at the end of each quarter a ratio of consolidated total indebtedness to consolidated capital at a level that does not exceed .65 to 1.0.

The lenders that are party to the Credit Agreement or their affiliates have in the past performed, currently perform and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for SCE and certain of its subsidiaries and affiliates, for which service they have in the past received, currently receive and may in the future receive, customary compensation and reimbursement of expenses.

The foregoing description is qualified in its entirety by reference to the full text of the Credit Agreement, filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01

Item 9.01             Financial Statements and Exhibits

(d)        Exhibits

See the Exhibit Index below.

EXHIBIT INDEX

Exhibit No.	Description

10.1

Term Loan Credit Agreement dated as of May 10, 2021, among Southern California Edison Company, the several banks and other financial institutions from time to time parties thereto and Royal Bank of Canada, as administrative agent and green loan structuring agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CALIFORNIA EDISON COMPANY
(Registrant)

/s/ Aaron D. Moss
Aaron D. Moss
Vice President and Controller

Date: May 11, 2021